Exhibit 99.2

Investor Presentation March 6, 2017 www.thorindustries.com

FORWARD LOOKING STATEMENTS This presentation includes certain statements that are “forward looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, raw material or chassis supply restrictions, legislative, regulatory and tax policy developments, the impact of rising interest rates on our operating results, the costs of compliance with increased governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates on the general economy, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, our ability to retain key management personnel of acquired companies, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strengthening U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2016 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ending January 31, 2017. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this presentation or to reflect any change in our expectations after the date of this presentation or any change in events, conditions or circumstances on which any statement is based, except as required by law. 2

 TABLE OF CONTENTS Second Quarter 2017 Update – Page 4 Thor Basics: An Introduction to the Company – Page 16 Appendix 1: Investor Q&A – Page 31 Appendix 2: Financial and Market Data – Page 55 3

Second Quarter 2017 Update 4

SECOND QUARTER KEY MESSAGES We posted the 12th consecutive quarter of record revenues and record net income from continuing operations We posted strong growth in revenues, both organically and from acquisitions, in the second quarter with double-digit organic growth in both segments - towables and motorized We are optimistic about Thor’s future prospects, as we continue to see new consumers entering the market and experiencing the RV lifestyle 5

CONTINUED POSITIVE TRENDS Record revenues and earnings for the second quarter of fiscal 2017 Revenues grew 62.9% to $1.59 billion from $975.1 million in the second quarter of fiscal 2016 Towable revenues grew 55.0% to $1.08 billion Motorized revenues grew 95.6% to $475.0 million Jayco added $431.3 million to revenues in the quarter Markets remain strong with backlogs nearly doubling to $2.09 billion Gross profit up 42.3% to $211.7 million from $148.8 million, although gross margins were lower due to acquisition impact Net income grew 45.0% to $64.8 million, or $1.23 per diluted share from $44.7 million, or $0.85 per diluted share a year ago Early retail shows indicate consumers and dealers remain optimistic in their outlook for the coming year 6

CONTINUED POSITIVE TRENDS Bob Martin – Thor President & CEO: “The second quarter marked another period of growth for Thor, as we experienced a positive start to the spring retail show season around the country. Growing demand from new consumers broadening our market has continued, with younger families increasingly buying more affordably priced travel trailers and smaller motorhomes. These positive trends give us confidence that Thor and the industry will outpace volumes achieved in 2016, which was the best year of wholesale RV shipments since the 1970s. We remain convinced that these trends will continue to drive industry growth in future periods, as we provide new consumers with positive experiences that prompt them to become lifelong RVers. We increased production in the first half of fiscal 2017, which is typically a slower seasonal period, to respond to the high demand. We continue to make progress in expanding our production capacity, including expansion projects announced at Keystone, Jayco and Heartland, which should begin to ramp up over the remainder of fiscal 2017 and into fiscal 2018. The investments we are making in expanding our production facilities will position us well for long-term growth, which is a consistent focus of our strategic plan.” 7

SECOND QUARTER 2017 KEY STATS – INCOME STATEMENT Net Income (Continuing Ops., $ millions) Net Sales (Continuing Ops., $ millions) $2,640 FY12 $3,242 FY13 $3,525 FY14 $4,007 FY15 $4,582 FY16 $2,005 FY16 YTD $3,297 FY17 YTD $111.4 FY12 $151.7 FY13 $175.5 FY14 $202.0 FY15 $258.0 FY16 $96.0 FY16 YTD $143.5 FY17 YTD Gross Margin (Continuing Ops.) Diluted EPS (Continuing Ops.) 12.1% FY12 13.1% FY13 13.3% FY14 13.9% FY15 15.9% FY16 15.0% FY16 YTD 13.6% FY17 YTD $2.07 FY12 $2.86 FY13 $3.29 FY14 $3.79 FY15 $4.91 FY16 $1.83 FY16 YTD $2.72 FY17 YTD YTD – Second Quarter ended January 31. 8

 SECOND QUARTER 2017 KEY STATS – BALANCE SHEET Cash & Investments Working Capital Operating Cash Flow ($ Millions) ($ Millions) ($ Millions) $289.3 $237.3 $220.0 $183.5 FY12 FY13 FY14 FY15 $209.9 $185.4 $134.7 FY16 2Q16 2Q17 $469.0 $373.8 FY12 FY13 $473.3 FY14 FY15 FY16 2Q16 2Q17 $470.9 $434.9 $397.5 $365.2 FY12 FY13 $145.1 $118.8 FY14 FY15 FY16 2Q16 $341.2 $247.9 $149.3 $51.9 2Q17 $52.8 9

SECOND QUARTER REFLECTS CONTINUED RECORD PERFORMANCE Three Months Ended January 31, 2017 2016 % Chg. Net Sales $ 1,588.5 $ 975.1 62.9% Gross Profit 211.7 148.8 42.3% % of Sales 13.3% 15.3% SG&A 97.0 67.4 43.9% % of Sales 6.1% 6.9% Income Before Tax (cont. ops.) $ 98.4 $ 65.9 49.3% % of Sales 6.2% 6.8% Income Taxes 33.6 20.6 Net Income $ 64.8 $ 44.7 45.0% Diluted EPS $ 1.23 $ 0.85 44.7% Amounts in millions, except per share data 10

SECOND QUARTER 2017 RESULTS UP DOUBLE DIGITS SECOND QUARTER 2017 RESULTS UP DOUBLE DIGITS Net Sales ($ millions) $1,588.5 $975.1 +63% FY16 FY17 Net Income ($ Millions) $64.8 $44.7 +45% FY16 FY17 Diluted EPS $1.23 $0.85 +45% FY15 FY16 RV Backlog ($ millions) $2,090.3 $1,105.2 +89% FY16 FY17 Peter B. Orthwein, Thor Executive Chairman: “We remain very optimistic regarding Thor’s prospects as we see healthy demand for our products among dealers and consumers, including a growing segment of consumers that are just starting to experience the RV lifestyle. With record attendance at many of the largest consumer RV shows in the early part of calendar 2017, many in our industry are optimistic about the prospects for continued growth. For Thor, our team will continue to focus on the factors that have made us successful over the long term – providing the innovative products and service that dealers and consumers value, while maintaining a long-term, strategic focus on investing for the future.” 11

SECOND QUARTER 2017 – ALL SEGMENTS SHOW STRONG RESULTS Income from Continuing Operations before Income Taxes: 2Q17 2Q16 Recreational Vehicles Towables $ 78,000 $ 53,069 Motorized 28,488 20,519 Total Recreational Vehicles 106,488 73,588 Other, net* 5,696 3,010 Corporate (13,819) (10,710) Total $ 98,365 $ 65,888 * Other represents the operations of the Company's Postle subsidiary. Postle manufactures and sells aluminum extrusions and specialized component products to RV and other manufacturers. The growth in income from continuing operations before income taxes was generated from each of the Company's operating segments. 12

THOR INDUSTRIES

INVESTING IN FUTURE GROWTH

Capital Expenditures


Thousands
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$10,063
$24,305
$30,406
$42,283
$51,976
$24,539
$50,924
FY12
FY13
FY14
FY15
FY16
FY16 YTD
FY17 YTD

Business Acquisitions


Thousands
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$99,562
$170
$10,718
$86,092
$194,486
$557,651
FY11
FY12
FY13
FY14
FY15
FY16

Colleen Zuhl – Thor Senior Vice President & CFO:

"With the strong operating performance during the quarter, we saw an increase in working capital which was driven by two main components. First, inventory levels have increased with most of our production facilities operating near capacity and with the recent capacity expansions made at a number of our subsidiaries. Second, accounts receivable, which turn very quickly, grew with the increase in sales and the timing of sales near the end of the quarter. As expected, we also invested approximately $25 million in capital projects and reduced the balance on our revolving credit facility by $15 million during the second quarter. At January 31st, we held $134.7 million of cash and $325.0 million was outstanding under the debt agreement. For the second half of the fiscal year, we expect to continue investing in additional production capacity to meet the robust demand for our products. Total capital investments for the fiscal year are forecast to be approximately $130 million as we expect to invest approximately $80 million in additional capital projects during the remainder of the fiscal year."



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SECOND QUARTER JAYCO IMPACT Jayco had a significant, positive impact on the second quarter: Added $431.3 million in revenues Added $38.1 million to gross profit, but dilutive to gross profit margin Accretive to the second quarter Significant contribution to backlogs –adding 50.0% of the 89.1% increase Second quarter results included incremental amortization expense of $10.0 million associated with the acquisition Jayco Impact on Second Quarter Financials ($ Millions) $2,500 $2,000 $553.0 $1,500 $431.3 $1,000 $500 $1,537.3 $1,157.2 $38.1 $173.6 $0 Revenues Gross Profit Backlog Thor Jayco 14

CURRENT RV INDUSTRY CONDITIONS REMAIN POSITIVE Consumer confidence remains strong. Final results were 96.3 in February down slightly from January’s final reading of 98.5, and up meaningfully from 91.7 a year ago. The index has remained higher during the past three months than any three month period since March 2004, but the gain also represents an unprecedented partisan divergence, with Democrats expecting recession and Republicans expecting robust growth.* The consumer sentiment data indicates a growth rate of 2.7% in consumption in 2017, but also indicates we might see greater volatility of discretionary spending across subgroups.* Recreation Vehicle Industry Association (RVIA) forecast in March 2017 that calendar 2017 wholesale shipments for all RV categories should increase to 445,700 units, or an increase of 3.5% over calendar year 2016. This follows strong 15.1% growth in 2016 to a level of wholesale shipments not seen since the 1970s.** Pricing and promotional environment remains competitive, but stable. Domestic travel offers fewer risks than international travel at a more compelling value. Low fuel prices make RV travel increasingly attractive and more affordable for consumers. *Source: University of Michigan final Consumer Sentiment Index for February 2017. **Source: RVIA Roadsigns Spring 2017 15

(Thor Basics: An Introduction) to the Company 16

THOR – QUICK FACTS Thor is the sole owner of operating subsidiaries that, combined, represent one of the world’s largest RV manufacturers Founded in 1980 by Wade Thompson & Peter Orthwein with the acquisition of Airstream, Inc. Two major business segments include: Towable RVs = travel trailers, fifth wheels and specialty trailers Motorized RVs = Class A, B and C motorhomes #1 market position in both segments* Operations in 197 facilities** located in Indiana, Michigan, Idaho, Ohio and Oregon Products sold through independent retail distributors primarily in the U.S. and Canada Approximately 14,900 employees** Listed on the NYSE under ticker THO * Based on Retail Registrations through December 31, 2016 from Statistical Surveys, Inc. ** as of July 31, 2016; 17

KEY STATS – OTHER Key Ratios FY16 FY15 FY2016 Sales by Segment* Total Assets $2.3 billion $1.5 billion Other $149.2 3% Working Capital $365.2 million $397.5 million Motorized RV's Debt to Total Assets 0.15 0.00 $1,094.2 24% Towable RV's $3,338.7 Gross Margin 15.9% 13.9% 73% Inventory Turnover 14.1x 17.3x *Fiscal Year Ended July 31, 2016, $ millions 18

(THOR OPERATING)ENTITIES 19

THOR OVERVIEW What started as one RV company has grown into a family of subsidiaries that together make up one of the world’s largest RV manufacturers. Thor Industries is more than just strength in numbers; it’s strength in quality. Whether organically or through acquisition, we’ve grown through being selective, through finding those who pioneer, who deliver on their promises, and who make the best products and provide the best experiences. We choose the best. 20

(THOR’S RV PRODUCT)RANGE Towable RV Segment Products Travel Trailers (hitch to the bumper of the tow vehicle) Fifth Wheels (hitch to a specially mounted hitch in the bed of a pickup truck) Specialty Trailers (includes camping trailers, truck campers and horse trailers with living quarters) Motorized RV Segment Products Class A Motorhomes (fully enclosed, bus-style motorhome) Class B and C Motorhomes (B – van motorhomes, C – living area built on van or pickup chassis) 21

(WHAT MAKES THOR)DIFFERENT We strive to provide RV consumers with superior products and services through innovative solutions which enhance the enjoyment of the RV lifestyle Our decentralized operating structure and independent operating subsidiaries foster an entrepreneurial spirit and an unending focus on the needs of the users of our products We make decisions based on the long-term success of our Company We focus primarily on assembly, not manufacturing – to be flexible and maintain profitability in a cyclical industry Strong balance sheet – we focus on strong cash flow, return on invested capital and leverage only when it makes sense Excellent relationships with dealers, lenders and consumers due to our financial strength enabling us to provide warranty and honor repurchase agreements 22

CORPORATE INTEGRITY No golden parachutes No ‘pro forma’ earnings. We report net income, not adjusted earnings to cover up performance Consistent focus on shareholder value Simple compensation philosophy: Mainly cash compensation based on pre-tax income – a true pay-for-performance philosophy Restricted stock units also awarded based on performance to provide broader, long-term focus on overall Company results 23

(REGULAR QUARTERLY)DIVIDENDS Fiscal Years Ended July 31 $0.33 $0.30 $0.27 $0.23 $0.18 $0.15 FY12 FY13 FY14 FY15 FY16 FY17 *In addition to regular quarterly dividends, Thor paid special dividends of $1.50 in FY13 and $1.00 in FY14. The declaration of future dividends and the establishment of the per share amounts, record dates and payment dates for any such future dividends are subject to compliance with the credit facility and determination of the Board, and are dependent upon future earnings, cash flows and other factors. 24

CONSUMER TRENDS: GROWING RV POPULARITY Leisure Travel Such as Camping Continues to be Popular* Approximately 28.6 million households in North America camp at least once a year, but only 22% of them are RV campers. The remaining campers primarily use tents or cabins, which makes them a solid target market for the RV industry. Favorable Demographics* Baby boomers (a prime RV target market for many years) represent 24% of the population and are a target market as they reach retirement age and have more time for travel. Generation X and Millennials offer future opportunities as they seek more active outdoor experiences with their families. Younger campers (25-34 age) are also a growing market – from 18% in 2012 to 23% in 2015. New Applications – Broader Usage Growth in RV use at youth sports leagues and tournaments, dog and craft shows, and collegiate sports activities for alumni and fans. *Source: Kampgrounds of America (KOA) 2016 North American Camping Report 25

CONSUMER TRENDS: GROWING RV POPULARITY Opportunities with Millennials* Millennials (defined as age 19-35) are camping more, with 58% surveyed indicating they plan to camp more nights. This demographic is camping in groups, as they view camping as an opportunity to spend time with family and friends. Younger campers also view camping as a way to reduce stress, escape the pressures of everyday life, be more active and lead a healthier lifestyle. Increasing Diversity Among Campers* Although Latino, African American, Asian and other ethnicities accounted for 23% of campers in 2015, they represented 41% of new campers in 2015 – showing their strong, long-term growth potential. Like traditional RVers and Millennials, these increasingly diverse campers view camping as an affordable vacation option that allows them to be more active, reduce stress and spend more time with family and friends. *Source: Kampgrounds of America (KOA) 2016 North American Camping Report 26

JAYCO ACQUISITION –JUNE 30, 2016 Jayco Jayco is a $1.5 billion manufacturer and marketer of recreational vehicles, of which approximately 65% of revenue is from towable RVs and 35% of revenue is from motorized RVs* Jayco sells both towable and motorized RVs through its Jayco, Starcraft RV, Entegra Coach and Highland Ridge subsidiaries Family owned and run for nearly 50 years Jay Flight –America’s best-selling travel trailer for 11 years Strong network of dealers throughout North America Full line of RV products, including travel trailers, folding camping trailers, large “Super C” motorhomes and high-end diesel Class A motorhomes that are complementary to existing product lines produced by Thor’s other RV subsidiaries *Calendar year 2015 27

JAYCO –STRATEGIC RATIONALE STRATEGIC FIT: Jayco has a strong cultural fit with Thor, including an entrepreneurial spirit, a focus on dealers and customers and a commitment to high quality products and innovation ACQUISITION FIT: Jayco meets Thor’s criteria of acquiring successful businesses with a desire to further their growth, paired with a strong management team that will remain in place to direct and achieve those growth goals with the support of Thor INDEPENDENCE: Under Thor’s successful decentralized model, Jayco will continue to operate independently, competing against outside RV manufacturers as well as other Thor subsidiaries LEADERSHIP: Existing experienced management team will remain with Jayco and continue to lead with a focus on growth and competition in the market 28

JAYCO –PRODUCT PROFILE COMPLEMENTARY PRODUCTS: Jayco complements Thor’s other RV subsidiaries through its travel trailers, folding camping trailers, “Super C” motorhomes and luxury Class A diesel motorhomes THOR CAMPING TRAVEL FIFTH CLASS B CLASS C CLASS A TRAILER TRAILER WHEEL JAYCO 29

 THOR FUNDAMENTALS Profitable every year since our founding in 1980 36 years of continuous annual profitability We are primarily assemblers, not manufacturers Variable cost structure provides flexibility in cyclical industry An industry leader in innovation, product quality and customer service Strong market share in all main RV product categories Travel Trailers Fifth Wheels Motorhomes Solid balance sheet Consistent history of returning cash to shareholders Strong consumer, dealer and lender relationships Experienced management team Strong industry operators Track record of delivering value from acquisitions 30

Appendix 1: Investor Q&A 31

INVESTOR Q&A: EXECUTIVE OVERVIEW Executive Overview: We posted our 12th- consecutive quarter of record revenue record net income from continuing operations. We posted strong growth in revenues, both organically and from acquisitions, in the second quarter with double-digit organic growth in both segments - towables and motorized. We continue to expect that Jayco will positively impact Thor’s earnings in fiscal 2017, with additional opportunities to enhance its operations over the next several years. We are optimistic about Thor’s future prospects, as we continue to see new consumers entering the market and experiencing the RV lifestyle. The strong attendance, consumer enthusiasm and robust sales of our products in the early retail shows give us confidence that Thor and the industry will experience continued growth in the coming year. Our priorities for the use of future cash generated from operations include continuing to support and grow our core businesses, both organically and through acquisition; maintaining or growing our regular dividends; reducing our indebtedness; and considering strategic share repurchases or special dividends. In the first half of fiscal 2017: The Board increased our quarterly dividend by 10% to $0.33 per share We reduced our debt facility by $35 million year to date We invested over $50 million in a number of capital expenditure projects during the first six months of fiscal 2017 We continue to expand production capacity with a number of projects in process or planned for the second half of fiscal 2017 – estimated to total an additional $80 million of capital investments, bringing expected total capital investment to approximately $130 million for fiscal 2017. 32

(INVESTOR Q&A: SECOND)(QUARTER OPERATING)RESULTS What was the impact on Thor’s results from the Jayco acquisition? We posted strong growth in revenues, both organically and from acquisitions, in the second quarter with double-digit organic growth in both segments - Towables and Motorized. Thor’s second-quarter impact from the Jayco acquisition is illustrated below: $000s 2Q17 2Q16 Change Towable Revenue ex. Jayco $788,147 $698,318 12.9% Jayco Revenue $294,102 - N/A Total Towable Revenue $1,082,249 $698,318 55.0% Motorized Revenue ex. Jayco $337,798 $242,867 39.1% Jayco Revenue $137,174 - N/A Total Motorized Revenue $474,972 $242,867 95.6% Total Revenue ex. Jayco $1,157,249 $975,071 18.7% Jayco Revenue $431,276 - N/A Total Revenue $1,588,525 $975,071 62.9% Gross Profit ex. Jayco $173,626 $148,822 16.7% Jayco Gross Profit $38,076 - N/A Total Gross Profit $211,702 $148,822 42.3% Gross Margin % ex. Jayco 15.0% 15.3% -0.3% Jayco Gross Margin % 8.8% - N/A Total Gross Margin % 13.3% 15.3% -2.0% 33

(INVESTOR Q&A: SECOND)QUARTER OPERATING RESULTS (CONTINUED) What was the impact of Jayco on Towable and Motorized unit volumes, Dealer Inventory and Backlog? The impact on Towable and Motorized unit volumes, Dealer Inventory and Backlog is illustrated below: $000s 2Q17 2Q16 Change Towable Unit Sales ex. Jayco 31,569 26,544 19.0% Jayco Unit Sales 14,185 - N/A Total Towable Unit Sales 45, 754 26,544 72.4% Motorized Unit Sales ex. Jayco 4,391 3,014 45.7% Jayco Unit Sales 1,440 - N/A Total Motorized Unit Sales 5,831 3,014 93.5% Dealer Inventory Units ex. Jayco 87,800 78,000 12.6% Jayco Dealer Inventory Units 36,200 - N/A Total Dealer Inventory Units 124,000 78,000 59.0% Towable Backlog ex. Jayco $908,548 $708,408 28.3% Jayco Towable Backlog $414,903 - N/A Total Towable Backlog $1,323,451 $708,408 86.8% Motorized Backlog ex. Jayco $628,808 $396,839 58.5% Jayco Motorized Backlog $138,085 - N/A Total Motorized Backlog $766,893 $396,839 93.3% Total Backlog ex. Jayco $1,537,356 $1,105,247 39.1% Jayco Backlog $552,988 - N/A Total Backlog $2,090,344 $1,105,247 89.1% 34

(INVESTOR Q&A: SECOND)QUARTER OPERATING RESULTS (CONTINUED) Your revenues for the second quarter grew at a faster rate than earnings, what are the factors that drove the difference in growth rates? Certainly we are very pleased with the 45.0% growth in net income during the second quarter of fiscal 2017, as strong double digit income growth is a testament to the hard work of everyone at Thor and our dealers. The lower growth rate of earnings when compared to revenues was driven by two main factors. First, we had a shift in revenue mix toward motorized product, as motorized growth of 95.6% was nearly double the 55.0% growth rate of towable revenues. This is important as motorized gross margins are generally lower than towable gross margins due to the pass-through nature of chassis cost, which is a much higher percentage of material cost on motorized units than towables. Second, the margin was impacted by the inclusion of $431.3 million in revenue from the Jayco acquisition. As noted above, Jayco’s margins are lower than Thor’s historical margins, thus causing a decrease to gross margins as a percent of revenues. Despite the lower margin, Jayco was still very accretive to earnings for the quarter. 35

(INVESTOR Q&A: SECOND)QUARTER OPERATING RESULTS (CONTINUED) What specific actions are you taking to improve Jayco’s gross margins? All of our subsidiaries are focused on continuous improvements in their operations, and Jayco’s management team shares that focus and drive. Over the near term, we expect to generate cost synergies in certain back-office functions, such as legal, insurance and employee benefits. Over the longer term, Thor will act as a business and strategy resource to Jayco’s management team and will provide assistance in its mission to attain continuous improvement in all aspects of its operations. As a consequence, we expect Jayco’s cost structure to steadily improve. All of our subsidiaries, including Jayco, operate with great autonomy. During the second quarter, Jayco’s management team initiated a restructuring of the Company that is designed to create greater leverage of talent and generate increased efficiencies throughout the various aspects of its operations. Jayco named Matt Thompson as Chief Operating Officer, who along with Derald Bontrager, President of Jayco, has assembled a cross-functional management team that will be responsible for sharing best practices and standardization of materials and processes across all of Jayco’s businesses. The team is helping to shift Jayco’s emphasis to be more of a product and sales-focused company, resulting in a flatter, leaner structure that is more nimble and responsive to the marketplace. We expect that this will have a positive impact on Jayco’s gross margins in future periods as management fully implements their plan. 36

(INVESTOR Q&A: SECOND)QUARTER OPERATING RESULTS (CONTINUED) Thor continues to report very strong sales and earnings growth, what is driving this performance? How does Thor’s performance compare to industry growth over the same period? Thor’s strong growth in the second quarter was driven by the addition of a full quarter of results from Jayco as well as strong acceptance of its towable and motorized products by consumers and dealers. With the recent release of industry data for January, our 19.0% organic growth in towable unit sales for the quarter was modestly ahead of industry growth of 16.8%, while our 45.7% organic growth in motorized unit sales for the quarter materially surpassed industry growth of 16.9%. The exceptional growth in Motorized sales is the result of Thor’s Motorized segment operating heavily in the fastest growing part of the market, the continuing success of Recreational Utility Vehicles (RUVs) that have limited competition as well as new products or product enhancements introduced by Thor Motor Coach such as the new Quantum, Compass and Gemini models. 37

(INVESTOR Q&A: SECOND)QUARTER OPERATING RESULTS (CONTINUED) Backlog is up significantly, even absent the increase from the Jayco products. What’s driving the increase and do you have the capacity to fulfill demand? Backlogs have increased as a result of the positive reception by dealers and consumers of the products we introduced over the past year, particularly the more affordably priced travel trailers and motorhomes, and industry growth. In alignment with our strategic plan, management has constantly focused on matching our capacity with the growing demand for our products in a prudent manner that appreciates the realities of our industry. This process has resulted in a number of initiatives, including organic process improvements, realignment of existing facilities, acquisitions of existing facilities and new plant construction, all designed to increase our capacity. Fiscal 2017 expansion projects are currently in process at Keystone, Jayco, Heartland and Thor Motor Coach. These projects will enable us to meet a growing demand in a timely fashion. We expect capital expenditures in the second half of fiscal 2017 of approximately $80 million, bringing the anticipated total capital investment for the full year to approximately $130 million. As we look ahead, we see continued growth in the demand for our products and growth in the industry. The process of evaluating our future production needs based on demand for our products is an ongoing one, and management remains committed to balancing financial prudence with the goals of our strategic plan as we endeavor to best position Thor to seize the opportunities presented by the demand for our products and our growing market. 38

(INVESTOR Q&A: SECOND)QUARTER OPERATING RESULTS (CONTINUED) What was the nature and amount of expenses recognized in the second quarter that were directly related to the Jayco acquisition? In the second quarter of fiscal 2017, we incurred amortization expense related to the Jayco acquisition of approximately $10.0 million, which included amortization of intangible assets such as dealer network and tradenames. What is the state of the labor market where you operate? Have you experienced any labor cost inflation? The labor market continues to be quite tight in northern Indiana, with the most acute labor tightness within the City of Elkhart. Given the strong demand for and limited supply of labor, we experienced some increases in labor costs due to higher wages and benefit costs. We will remain competitive when it comes to offering the right combination of wages and benefits to attract the best workers to our operations, but we will also manage our growth with a focus on areas that offer larger pools of available, quality workers. As a result, many of our expansions are planned for areas outside of Elkhart, such as Howe, Middlebury and Goshen, where the availability of labor is better. 39

INVESTOR Q&A: YEAR-TO-DATE OPERATING RESULTS What was the impact on Thor’s results from the Jayco acquisition? We posted strong growth in revenues, both organically and from acquisitions, in the first six months of fiscal 2017, with double-digit organic growth in both Towables and Motorized. Thor’s first-half impact from the Jayco acquisition is illustrated below: $000s YTD FY17 YTD FY16 Change Towable Revenue ex. Jayco $1,674,720 $1,442,997 16.0% Jayco Revenue $618,402 - N/A Total Towable Revenue $2,293,122 $1,442,997 58.9% Motorized Revenue ex. Jayco $656,409 $493,966 32.9% Jayco Revenue $280,017 - N/A Total Motorized Revenue $936,426 $493,966 89.6% Total Revenue ex. Jayco $2,398,637 $2,005,422 19.6% Jayco Revenue $898,419 - N/A Total Revenue $3,297,056 $2,005,422 64.4% Gross Profit ex. Jayco $365,675 $301,038 21.5% Jayco Gross Profit $82,779 - N/A Total Gross Profit $448,454 $301,038 49.0% Gross Margin % ex. Jayco 15.2% 15.0% 0.2% Jayco Gross Margin % 9.2% - N/A Total Gross Margin % 13.6% 15.0% -1.4% 40

THOR INDUSTRIES

INVESTOR Q&A: YEAR-TO-DATE OPERATING RESULTS(CONTINUED)

What was the impact of Jayco on Towable and Motorized unit volumes?

- The impact on Towable and Motorized unit volumes for the first six months of fiscal 2017 is illustrated below:

$000s	2Q17	2Q16	Change
Towable Unit Sales ex. Jayco	67,004	55,477	20.8%
Jayco Unit Sales	29,924	-	N/A
Total Towable Unit Sales	**96,928**	**55,477**	**74.7%**
Motorized Unit Sales ex. Jayco	8,473	6,083	39.2%
Jayco Unit Sales	2,777	-	N/A
Total Motorized Unit Sales	**11,250**	**6,083**	**84.9%**

What was the nature and amount of expenses recognized in the first six months that were directly related to the Jayco acquisition?

- For the first six months of fiscal 2017, we incurred purchase accounting adjustments related to the Jayco acquisition that reduced gross profit by approximately $2.6 million, of which $2.2 million was related to the Motorized segment and $0.4 million was related to the Towable segment. In addition, amortization in the first six months relating to the Jayco acquisition was $22.9 million, which included $8.3 million associated with acquired backlog, with the remaining representing amortization of dealer network and tradenames.

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THO LISTED NYSE

(INVESTOR Q&A: BALANCE)SHEET AND CASH FLOW What payments have you made on the debt facility and what was the average interest rate on borrowings? How much availability existed at January 31, 2017 under the line? During the quarter we paid the debt facility down by $15 million in addition to the $20 million repaid during the first quarter, which resulted in a remaining debt balance of $325 million as of January 31, 2017. Interest on borrowings under the credit facility is variable. During the second quarter of fiscal 2017, the weighted-average interest rate on borrowings was 2.23% while the weighted-average interest rate for the six-month period was 2.19%. As of January 31, 2017, available and unused credit under the revolver was $137.6 million. What drove the reduction in the cash balance of $75.2 million in the first six months of Fiscal 2017? Cash provided by operating activities was $52.8 million, while the primary uses of cash during the first six months of 2017 were investments in property, plant and equipment of $50.9 million, principal repayments on our revolving credit facility of $35 million and regular dividend payments of $34.7 million. 42

(INVESTOR Q&A: BALANCE)(SHEET AND CASH FLOW)(CONTINUED) What is driving the increase in inventory and accounts receivable for the first six months of Fiscal 2017? Total inventory increased to approximately $477.6 million at the end of the second quarter compared to $403.9 million at July 31, 2016. The primary drivers of this $73.7 million increase is the increase in production capacity that has been completed in the first six months of fiscal 2017 – which results in additional WIP and raw material - as well as a seasonal increase in finished goods inventory. The $82.1 million increase in accounts receivable compared to July 31, 2016, is a result of the strong growth in sales as well as the timing of sales near the end of the quarter. What are your priorities for future cash utilization? Our priorities remain consistent with our prior objectives. We strive to maintain an adequate cash balance on hand to ensure we have sufficient resources to respond to opportunities and changing business conditions within the RV industry. We will use future available cash generated from operations to support and grow our core businesses, both organically and through acquisitions, maintain and grow our regular dividends over time, and reduce indebtedness. Strategic share repurchases or special dividends as determined by the Board of Directors will also continue to be considered. In addition to the reduction in indebtedness of $35 million during the first six months of fiscal 2017, we also increased our quarterly dividend from $0.30 per share to $0.33 per share and invested over $50 million in capital projects in support of our core businesses. 43

(INVESTOR Q&A: MARKET)CONDITIONS Are you seeing any signs of slowing in the market? No, in fact, we are seeing the opposite. There continue to be a few important trends underlying growth in the industry which we’ve seen in our backlogs and growth in retail sales throughout 2016 and into early 2017: First, new consumers continue to adopt the RV lifestyle. The RVIA is forecasting 3.5% unit growth for the industry in calendar 2017, which follows the strong 15.1% growth achieved in calendar 2016. If current forecasts come to pass, 2017 will be the strongest year for RV shipments since the 1970s. Second, show attendance has indicated a solid start to 2017. There have been robust increases in attendance and improved sales over what was a very strong 2016 show season. The Tampa show, which is one of the largest of the year, experienced good weather and record attendance of more than 70,000 people. Finally, demand from younger families and new RV consumers buying more affordably priced travel trailers and motorhomes continues to grow. This adoption of the RV lifestyle by a younger demographic, we believe, will continue to contribute to overall growth in the RV industry for years to come. Describe the current competitive environment, is there much discounting going on? The RV industry is always competitive, as our subsidiaries and our outside competitors continue to drive the industry forward with new and better products for dealers and consumers. However, given the industry-wide capacity limitations on certain products, most notably towable RVs, we have seen less traditional discounting pressure overall in the market than we did several years ago. 44

INVESTOR Q&A: MARKET CONDITIONS (CONTINUED) What is the nature of the current Dealer and Consumer credit environment? The wholesale lending environment remains healthy, with normal credit line utilization and continued discipline among lenders concerning curtailments. Consumer credit is available, and retail lending standards also appear healthy. What is the impact of rising interest rates on demand for your products? We remain in a historically low interest rate environment, even after the recent increase in short-term rates by the Federal Reserve. We do not expect a significant change in the lending environment in fiscal 2017. Overall, if we see gradual increases in rates as we have seen recently, we would expect little adverse impact on demand for RVs. 45

INVESTOR Q&A: MARKET CONDITIONS (CONTINUED) What is the current state of the Canadian RV market? The Canadian market remains challenging as the weakness in the value of the Canadian dollar relative to the U.S. dollar continues. Since we sell our products to Canadian dealers priced in U.S. dollars, this creates upward pressure on prices in the local currency which generally has an adverse impact on demand. Although the Canadian market experienced sequential double-digit annual declines in 2015 and 2016, in recent months the rate of decrease has begun to decline and in some cases retail registrations have begun to increase. For the month of December, Canadian retail registrations were up across towables and motorized, and for the final calendar quarter of 2016, Canadian retail registrations increased 1.6% for towables and were down only 0.7% for Class A and C motorhomes. How does consolidation within the dealer base impact Thor? Consolidation within the dealer base, as well as expansion of dealers with new locations, can be a positive for Thor as dealers value partnering with strong manufacturers like Thor on their long-term growth initiatives. Consolidation may also present some challenges to us as larger dealers generally account for higher sales volume and thus may exercise more pricing power within the overall marketplace. This pricing power is balanced to a certain extent by our ability to provide the larger unit volumes on a timely basis. Our industry is defined by competition for dealers and, with or without dealer consolidation, that competition will continue. 46

INVESTOR Q&A: MARKET CONDITIONS (CONTINUED) How do used RVs impact the demand and pricing for new products? Robust demand for used RV inventory enhances trade-in values, which is necessary to support the new RV market where many consumers choose to purchase new units every 3-5 years. In recent years, availability of used RV inventory has been limited while new products at the entry level have been priced competitively, leading many consumers to buy new products. We do recognize that as an alternative to new RVs, low prices on used products may prompt consumers to buy used instead of new. Overall, we view a healthy used RV market as a positive impact on the overall RV industry. 47

(INVESTOR Q&A:)OUTLOOK What is your outlook for the remainder of fiscal year 2017? We continue to expect double-digit growth in revenues and improvements in earnings throughout fiscal 2017. Industry growth dynamics should continue as consumers remain optimistic about future economic conditions and new consumers continue to enter the RV market. We also expect a strong contribution to sales and earnings from the inclusion of a full year’s results from Jayco’s operations. Given our increased production to meet demand in the seasonally slower first half of the fiscal year, we may see lower sequential and year-over-year growth rates in the second half of the year. What is the current status of your efforts to meet the demand for RVs in the West Coast markets? Demand for product on the West Coast remains strong, and we see additional opportunities for growth in the West Coast markets, particularly in California and the Pacific Northwest. Currently, we have production facilities in Pendleton, Oregon, Nampa, Idaho and Twin Falls, Idaho. The second production line at Heartland’s Nampa, Idaho facility began operation during the second quarter. We will continue to evaluate demand and capacity availability at our West Coast production facilities to determine the best long-term solutions for our dealers and consumers on the West Coast. 48

INVESTOR Q&A: OUTLOOK (CONTINUED) When looking to add capacity, what metrics do you look at to determine if it’s a wise investment? Unlike other, more capital intensive industries, RV production facilities are typically smaller, between 70,000 and 90,000 square feet, with an average cost in the range of $3 million to $6 million. With this modest investment, we review a number of return metrics, with a focus on achieving a rapid payback on the investment which enhances return on invested capital. In addition, we typically build plants with a degree of flexibility so we can shift production to a variety of products depending on demand fundamentals. This flexibility further enhances the investment profile of new production facilities. 49

INVESTOR Q&A: OUTLOOK (CONTINUED) With all your current capacity additions, do you expect the startup of production to have an adverse impact on margins? Will it have an impact on quality and warranty cost? Although we usually experience costs associated with the startup of production in new or expanded facilities, it is important to understand that the impact of such costs depends on the relative size of the expansion and the complexity of the production involved. Generally, the startup of new or expanded towable facilities happens more quickly than the startup of motorized facilities; with lower initial costs. Over the past year, we have expanded a number of plants and started up new plants and their impact on our margins was not material. We have also learned from the lessons of earlier expansion efforts and are now taking a more disciplined approach to expansions, with a focus on training new workers and ramping production at a more measured pace. In the cases of our recent expansions, we often start new workers on existing production lines to allow them adequate opportunity for training prior to the opening of the new plant. We believe this approach provides better potential outcomes for increasing productivity in new plants while maintaining quality standards. 50

INVESTOR Q&A: OUTLOOK (CONTINUED) Thor has continued to grow revenues since the recession. Has Thor reached its peak? No. We do not believe either Thor or the RV Industry has reached a peak. RVIA has forecasted growth in industry wholesale shipments for calendar 2017 of 3.5%, which follows the strong growth achieved in calendar 2016. We see many positive indicators to continued growth for both the RV industry as a whole and Thor specifically, which should result in the latest RVIA forecast being conservative. Among the factors driving our optimism for continued growth: Demographic trends, including: younger consumers entering the market sooner than prior generations an increase in the number of people entering the age brackets that historically have accounted for the bulk of retail sales increasing demographic, economic and geographic diversity among campers Changes in how consumers desire to spend their free time - with a much stronger desire to spend time with their friends and families enjoying the wide-array of destinations available throughout North America, tailgating, or attending other activity based events Forecasted economic stability – relatively low inflation, interest rates and fuel prices along with continued job and wage growth and strong, steady consumer confidence rates are expected to continue to fuel demand for RVs Thor’s financial strength – we have a strong balance sheet to fund organic growth, a history of solid cash flow, availability under our credit facility and a track record of being successful, opportunistic acquirers. We believe Thor will continue to capitalize on opportunities to grow in a strategically sound way. 51

INVESTOR Q&A: OUTLOOK (CONTINUED) Given this is the longest expansion in the RV industry in history, what gives you confidence that it will continue? Unlike many of the expansions we’ve experienced over the past two decades, the current expansion has been driven largely by new consumers entering the RV lifestyle. These new consumers generally gravitate toward more affordably priced segments of the market; including travel trailers, Gas Class A and Class C motorhomes. We view such a shift in the market to be more sustainable over the long term. We see a number of other positive factors among consumers that will likely spur continued growth; including improving personal income, home values and increasing stock prices driving higher personal wealth, continued strength in light truck and sport utility vehicle sales, and the future potential for tax reform that may provide a boost to consumers. In addition, unlike previous expansions which achieved pre-recession levels in 2-3 years, it’s taken seven years for us to reach the pre-recession peak achieved in 2006. Previous expansions have typically progressed for 2-3 years beyond the achievement of pre-recession levels, supporting our belief that this recovery is likely to continue for the next few years. 52

INVESTOR Q&A: OUTLOOK (CONTINUED) What are your views on RV industry consolidation? Consolidation in our industry does not threaten the competitive environment as years of consolidation have evidenced. In fact, it tends to benefit the industry by heightening the competitive landscape and broadens the customer base by driving innovation and attracting more individuals to the RV lifestyle, all to the benefit of the retail customers. Therefore, even with more consolidation, we are confident that the competitive environment that drives innovation and improved product offerings throughout our industry will continue. In addition, we have seen a number of new or returning entrants to the RV manufacturer base since the recession as well. What is your strategic plan for future acquisitions? Given that there are fewer RV manufacturers as potential targets, are you targeting other adjacent industries? We continue to evaluate acquisitions as we have in the past. We remain an opportunistic acquirer focused on strong brands and accretive transactions, and as potential acquisitions arise, we will evaluate them based on their strategic fit within Thor. 53

 INVESTOR Q&A: OUTLOOK (CONTINUED) How would tax reform impact Thor? How much of your cost of goods is sourced overseas? Until we see the details of any bills passed or expected to pass Congress for changing the structure of corporate taxes, we cannot speculate on the potential impact of such changes. However, consistent with past practice, we will utilize the technical expertise of our internal and outside tax professionals to best respond to any changes in the tax code. Should we see a reduction in net corporate income tax rates, our cash priorities are expected to remain the same. With regard to individual tax rates, any reductions that would be to the benefit of consumers would likely translate into improved consumer confidence and disposable income, both of which may benefit demand for large discretionary products, like RVs, in the future. As for the amount of our cost of goods sourced from overseas, given that we purchase many components that are themselves assembled from components sourced domestically and internationally, it would be nearly impossible to provide an accurate measure of international sourcing. 54

Appendix 2: Financial and Market Data 55

(RV WHOLESALE MARKET)TRENDS (UNITS 000S) 1972 583.0 1973 528.8 1974 295.8 1975 339.6 1976 441.1 1977 413.9 1978 389.9 1979 199.2 1980 106.9 1981 133.6 1982 140.6 1983 196.6 1984 215.7 1985 186.9 1986 189.9 1987 211.7 1988 215.8 1989 187.9 1990 173.1 1991 163.1 1992 203.4 1993 227.8 1994 259.5 1995 247.2 1996 247.5 1997 254.5 1998 292.7 1999 321.2 2000 300.1 2001 256.8 2002 311.0 2003 320.8 2004 370.1 2005 384.4 2006 390.5 2007 353.5 2008 237.0 2009 165.6 2010 242.3 2011 252.3 2012 285.8 2013 321.2 2014 356.8 2015 374.2 2016 430.7 2017 (e) 445.7 Historical Data: Recreation Vehicle Industry Association; Calendar year 2017 represents RVIA estimates as of Spring RV Roadsigns, published in March 2017 56

RV WHOLESALE MARKET (MOTORIZED TRENDS (UNITS)000S) 1972 118.8 1973 129.0 1974 68.9 1975 96.6 1976 156.1 1977 160.2 1978 157.2 1979 64.1 1980 28.5 1981 35.4 1982 41.2 1983 69.5 1984 82.0 1985 68.7 1986 67.7 1987 73.7 1988 72.8 1989 61.1 1990 52.3 1991 41.9 1992 46.9 1993 51.3 1994 58.2 1995 52.8 1996 55.3 1997 55.1 1998 63.5 1999 71.5 2000 61.0 2001 49.2 2002 60.4 2003 62.0 2004 71.7 2005 61.4 2006 55.8 2007 55.4 2008 28.4 2009 13.2 2010 25.2 2011 24.8 2012 28.2 2013 38.4 2014 44.0 2015 47.3 2016 54.7 2017 (e) 57.7 Historical Data: Recreation Vehicle Industry Association; Calendar year 2017 represents RVIA estimates as of Spring RV Roadsigns, published in March 2017 57

(RV WHOLESALE MARKET)(TOWABLE TRENDS)(UNITS 000S) 1972 466.2 1973 399.8 1974 226.9 1975 243.0 1976 285.0 1977 253.7 1978 232.7 1979 135.1 1980 78.4 1981 98.1 1982 99.4 1983 127.1 1984 133.7 1985 118.1 1986 122.1 1987 137.9 1988 142.9 1989 126.7 1990 120.8 1991 121.1 1992 156.5 1993 176.5 1994 201.3 1995 194.3 1996 192.2 1997 199.5 1998 229.1 1999 249.6 2000 239.1 2001 207.6 2002 250.6 2003 258.9 2004 298.3 2005 323.0 2006 334.5 2007 298.1 2008 208.6 2009 152.4 2010 217.1 2011 227.5 2012 257.6 2013 282.8 2014 312.8 2015 326.9 2016 376.0 2017 (e) 388.0 Historical Data: Recreation Vehicle Industry Association; Calendar year 2017 represents RVIA estimates as of Spring RV Roadsigns, published in March 2017 58

RV INDUSTRY DEMAND Industry retail demand has shifted toward more light-weight, affordably priced towables and gas Class A and Class C motorhomes as consumers seek value Wholesale units typically outpace retail in the early part of the calendar year; historically sales become more balanced as we reach the peak retail selling season Calendar Year 2013 2014 2015 2016 Industry Retail 301,481 units 328,866 units 375,420 units 413,269 units Registrations* (+14.7%) (+9.1%) (+14.2%) (+10.1%) Industry Wholesale 321,127 units 356,735 units 374,246 units 430,691 units Shipments** (+12.4%) (+11.1%) (+4.9%) (+15.1%) * Statistical Surveys, Inc., includes US and Canada. 2013, 2014, 2015 & 2016 Full Year Actual ** RVIA wholesale shipments for full years 2013, 2014, 2015 & 2016 59

THOR BACKLOG & DEALER INVENTORY Dealers remain confident with orders reflecting normal ordering patterns Orders generally expected to reflect 1-for-1 replacement as units are sold at retail Jayco added approximately $553.0 million to backlog as of January 31, 2017 January 31, January 31, Backlog ($000s) 2017 2016 $ Change % Change Towables $ 1,323,451 $ 708,408 $ 615,043 86.8% Motorized $ 766,893 $ 396,839 $ 370,054 93.3% Total RV $ 2,090,344 $ 1,105,247 $ 985,097 89.1% Dealer inventory remains appropriate for current conditions in both towable and motorized Jayco added approximately 36,200 units to dealer inventory as of January 31, 2017, representing 46.4% of the 59.0% increase Lenders are comfortable with current dealer inventory turns and current credit line utilization; year-over-year turns have generally increased modestly, resulting in a slight reduction in average age of Thor units on dealers’ lots January 31, January 31, Dealer Inventory (units) 2017 2016 Unit Change % Change RV 124,000 78,000 46,000 59.0% 60

(RV INDUSTRY RETAIL)MARKET SHARE Y/E 12/31/16 Y/E 12/31/15 Y/E 12/31/14 Y/E 12/31/13 Total Share % Total Share % Total Share % Total Share % THOR* 195,973 47.4% 178,520 47.6% 160,663 48.9% 153,514 50.9% Forest River** 144,909 35.1% 132,923 35.4% 112,979 34.4% 99,822 33.1% Winnebago 13,093 3.2% 12,143 3.2% 10,395 3.2% 8,661 2.9% Grand Design 11,717 2.8% 7,000 1.9% 4,174 1.3% 813 0.3% REV Group 3,237 0.8% 3,382 0.9% 4,888 1.5% 6,034 2.0% Gulfstream 5,129 1.2% 4,806 1.3% 4,562 1.4% 4,882 1.6% Subtotal 374,058 90.5% 338,774 90.3% 297,661 90.5% 273,726 90.8% All Others 39,211 9.5% 36,646 9.7% 31,205 9.5% 27,755 9.2% Grand Total 413,269 100.0% 375,420 100.0% 328,866 100.0% 301,481 100.0% Source: Statistical Surveys, Inc., U.S. and Canada * Thor adjusted to include historical results of Jayco, Livin’ Lite, Bison Coach, K-Z, Inc., Cruiser RV, and DRV Luxury Suites for all periods presented ** Forest River includes Palomino, Coachmen, Prime Time, Shasta and Dynamax 61

(THOR RV RETAIL MARKET)SHARE TREND (UNITS) Towable Retail Share* Class A/C Retail Share* Class B Retail Share* 54.8% 54.9% 53.7% 51.3% 49.7% 48.9% 37.8% 32.8% 31.0% 29.4% 25.4% 24.4% 22.1% 21.9% 22.1% 18.3% 16.7% 14.4% 2011 2012 2013 2014 2015 2016 *Source: Statistical Surveys Inc., U.S. and Canada, calendar year 2011-16. Historical results adjusted to include results of Jayco, Livin’ Lite, Bison Coach, K-Z, Inc., Cruiser RV and DRV Luxury Suites for all periods presented. Note Towable market share includes Travel Trailers, Fifth Wheels, Camping Trailers and Park Models. 62

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